Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com	Media Contact Corporate Communications axalta-media-relations@axalta.com

Immediate Release
Axalta Releases Second Quarter 2025 Results
PHILADELPHIA, PA, July 30, 2025 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the second quarter ended June 30, 2025.
Second Quarter 2025 Highlights:
▪Second quarter net sales of $1.3 billion
▪Net income of $110 million with a net income margin of 8.4%
▪Record quarter for Adjusted EBITDA of $292 million
▪Adjusted EBITDA margin expanded 90 basis points year over year to 22.4%
▪Diluted EPS decreased 2% to $0.50
▪Record quarter for Adjusted Diluted EPS of $0.64, an increase of 5%
▪Cash provided by operating activities increased 25% year over year to $142 million
▪Executed $65 million in share repurchases
▪Won 2025 Automotive News PACE Pilot Innovation to Watch award, highlighting Axalta’s innovation leadership
“We delivered another excellent quarter, setting new records for Adjusted EBITDA and Adjusted Diluted EPS,” said Chris Villavarayan, CEO and President of Axalta. “Our performance reflects Axalta’s drive for operational excellence, and our commitment to meet financial targets and create value through our A Plan objectives.”
Second Quarter 2025 Consolidated Financial Results
Net sales decreased 3% year over year to $1.3 billion in the second quarter of 2025. Volume declines, primarily in Performance Coatings, more than offset contributions from the CoverFlexx acquisition and favorable currency translation.
Net income decreased by 3% year over year to $110 million compared to $113 million in the prior year period resulting in a net income margin of 8.4%. The decrease was largely due to costs from restructuring programs initiated in the quarter designed to drive efficiencies, partially offset by a decline in operating expenses and lower interest and tax expense. Adjusted net income improved by $4 million year over year to $139 million driven by lower operating expenses, reduced interest expense and improved variable costs. Adjusted EBITDA was a new quarterly record of $292 million, an increase of $1 million year over year, and Adjusted EBITDA margin expanded by 90 basis points year over year to 22.4%. Diluted earnings per share decreased by 2% to $0.50 compared to $0.51 in the prior year period, while adjusted diluted earnings per share improved by 5% to $0.64.
In the second quarter of 2025, Axalta generated $142 million in cash provided by operating activities, a significant improvement from $114 million in the same period last year. This year-over-year increase reflects the company’s focus on margin expansion and operational discipline. In the second quarter, free cash flow was $101 million, up from $95 million in the prior year, driven by stronger operating performance, partially balanced by increases in strategic capital expenditures to support productivity and long term growth.
Discussion of Segment Results
Performance Coatings second quarter 2025 net sales were $836 million, compared to $887 million in the prior year period. Contributions from the CoverFlexx acquisition and favorable currency impacts helped partially offset the decline in organic net sales. Refinish net sales declined 6% year over year to $514 million predominantly driven by organic net sales decline in North America. Industrial net sales decreased by 6% year over year to $322 million as positive price-mix and favorable foreign currency translation were offset by lower volumes.
The Performance Coatings segment generated Adjusted EBITDA of $200 million compared to $223 million in the prior year period, reflecting resilient earnings in the face of softer volumes. While organic net sales moderated, the segment maintained a healthy Adjusted EBITDA margin of 23.8% supported by lower operating and variable expenses compared to the prior year period.

Mobility Coatings second quarter 2025 net sales were $469 million, an increase of 1% from the prior year period. Light Vehicle net sales were up 2% year over year due to organic net sales growth in three out of four regions, which more than offset declines in North America. Commercial Vehicle net sales decreased by 4% year over year to $107 million due to lower volumes from Class 8 builds and foreign currency translation headwinds partially mitigated by positive price-mix. Mobility Coatings price-mix drove a 4% benefit year over year.
The Mobility Coatings segment delivered exceptional performance in the second quarter, generating Adjusted EBITDA of $92 million, a significant increase from the $68 million in the prior year period. The segment’s Adjusted EBITDA margin expanded to 19.8%, up from 14.8% in the prior year period, reflecting benefits from positive price-mix and disciplined cost management. This strong margin expansion underscores Axalta’s ability to drive profitable growth.
Third Quarter and Updated Full Year 2025 Outlook

(in millions, except %’s and per share data)	Projections

Item	Q3 2025	FY 2025

Net Sales (YoY % growth for Q3 2025)	(LSD)	$5,200 -$5,275
Adjusted EBITDA	$290 - $300	$1,140 - $1,165
Adjusted Diluted EPS	$0.63 - $0.67	$2.45 - $2.55
Free Cash Flow		$475 - $500
Depreciation and Amortization		~$290
Tax Rate, As Adjusted		~25%
Diluted Shares Outstanding		~218
Interest Expense		~$180
Capex		$175 - $190
LSD = low single digit percentage
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
As previously announced, Axalta will hold a conference call to discuss its second quarter 2025 financial results on Wednesday, July 30, 2025, at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through July 30, 2026. The dial-in phone number for the conference call is 1-800-225-9448 and the conference ID is AXALTA. For those unable to participate, a replay will be available through August 6, 2025. The replay dial-in number is +1-844-512-2921. The replay passcode is 11159306.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, statements regarding our previously announced three-year 2024-2026 strategy (the “2026 A Plan”), and our outlook and/or guidance, which includes net sales, net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization, tax rate, as adjusted, diluted shares outstanding, interest expense and capital expenditures. Axalta has identified some of these forward-looking statements with words such as “outlook,” “estimates,” “objectives,” and “projections,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, including any tariffs imposed by the U.S. and any retaliatory actions from other countries, and technological factors outside of Axalta’s control, as well as risks related to the execution of, and assumptions underlying, the 2024 Transformation Initiative and the 2026 A Plan,

that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission (the "SEC"). Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
This release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, tax rate, as adjusted, and Adjusted EBIT. Management uses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, tax rate, as adjusted, and Adjusted EBIT in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Management uses Free Cash Flow in the analysis of (1) our liquidity, (2) our ability to incur and service our debt and (3) strategic capital allocation decisions. Adjusted EBITDA, Adjusted Diluted EPS, adjusted net income and Adjusted EBIT consist of EBITDA, Diluted EPS, net income attributable to common shareholders and EBIT, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. Free Cash Flow consists of cash provided by (used for) operating activities less purchase of property, plant and equipment plus interest proceeds on swaps designated as net investment hedges. We believe that making the foregoing adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. The non-GAAP financial measures used by Axalta may differ from similarly titled measures reported by other companies. Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Diluted EPS, adjusted net income, Free Cash Flow, tax rate, as adjusted, and Adjusted EBIT should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other financial measures derived in accordance with GAAP. These non-GAAP financial measures have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. These items are uncertain, depend on various factors and may have a substantial and unpredictable impact on our GAAP results.
Organic Net Sales
Organic net sales and related growth and decline measures are calculated by excluding (i) the impact of the change in average exchange rates between the current and comparable period by currency denomination exposure of the comparable period amount and (ii) net sales of CoverFlexx. We believe presenting organic net sales and related growth and decline measures assists investors with evaluating our sales performance without the impact of foreign exchange rates and recent acquisitions and divestitures of size, and management also routinely evaluates our sales in this manner.
Non-GAAP Reporting Changes
Beginning with the results for the fourth quarter and full year 2024, we have made changes to our presentation of the non-GAAP financial measures of adjusted net income (which is also leveraged in the calculation of Adjusted Diluted EPS) and Adjusted EBIT. More detail on these changes can be found in the Current Report on Form 8-K we furnished to the SEC on January 21, 2025, which is available on the investor relations portion of our website at https://ir.axalta.com. Nothing on our website shall be deemed to be incorporated by reference into this release.
Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results and that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available.

Defined Terms
All capitalized terms contained within this release that are not otherwise defined herein have been previously defined in our filings with the SEC.
Rounding
Certain amounts may not foot or crossfoot due to rounding. Additionally, certain percentages may not recalculate due to rounding.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$1,305	$1,351	$2,567	$2,645
Cost of goods sold	848	891	1,677	1,756
Selling, general and administrative expenses	208	213	410	420
Other operating charges	12	2	26	63
Research and development expenses	20	18	37	36
Amortization of acquired intangibles	24	22	48	44
Income from operations	193	205	369	326
Interest expense, net	45	50	89	104
Other expense (income), net	5	(1)	8	7
Income before income taxes	143	156	272	215
Provision for income taxes	33	43	63	63
Net income	110	113	209	152
Less: Net income (loss) attributable to noncontrolling interests	1	1	1	(1)
Net income attributable to common shareholders	$109	$112	$208	$153
Basic net income per share	$0.50	$0.51	$0.96	$0.70
Diluted net income per share	$0.50	$0.51	$0.95	$0.69
Basic weighted average shares outstanding	217.6	219.9	217.9	220.2
Diluted weighted average shares outstanding	218.3	220.9	218.9	221.2

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$625	$593
Restricted cash	3	3
Accounts and notes receivable, net	1,348	1,248
Inventories	831	734
Prepaid expenses and other current assets	180	145
Total current assets	2,987	2,723
Property, plant and equipment, net	1,255	1,181
Goodwill	1,775	1,640
Identifiable intangibles, net	1,167	1,149
Other assets	597	556
Total assets	$7,781	$7,249
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$764	$659
Current portion of borrowings	20	20
Other accrued liabilities	622	675
Total current liabilities	1,406	1,354
Long-term borrowings	3,395	3,401
Accrued pensions	241	220
Deferred income taxes	163	151
Other liabilities	265	167
Total liabilities	5,470	5,293
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 255.0 and 254.5 shares issued at June 30, 2025 and December 31, 2024, respectively	255	255
Capital in excess of par	1,610	1,599
Retained earnings	1,885	1,677
Treasury shares, at cost, 38.4 and 36.4 shares at June 30, 2025 and December 31, 2024, respectively	(1,102)	(1,037)
Accumulated other comprehensive loss	(383)	(582)
Total Axalta shareholders’ equity	2,265	1,912
Noncontrolling interests	46	44
Total shareholders’ equity	2,311	1,956
Total liabilities and shareholders’ equity	$7,781	$7,249

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Six Months Ended June 30,
	2025	2024
Operating activities:
Net income	$209	$152
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	144	136
Amortization of deferred financing costs and original issue discount	4	4
Debt extinguishment and refinancing-related costs	—	3
Deferred income taxes	11	8
Realized and unrealized foreign exchange losses, net	29	12
Stock-based compensation	13	14
Interest income on swaps designated as net investment hedges	(7)	(7)
Other non-cash, net	6	5
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(47)	(35)
Inventories	(56)	(22)
Prepaid expenses and other assets	(89)	(91)
Accounts payable	65	7
Other accrued liabilities	(111)	(62)
Other liabilities	(3)	24
Cash provided by operating activities	168	148
Investing activities:
Acquisition, net of cash acquired	(6)	—
Purchase of property, plant and equipment	(88)	(45)
Interest proceeds on swaps designated as net investment hedges	7	7
Other investing activities, net	4	2
Cash used for investing activities	(83)	(36)
Financing activities:
Proceeds from long-term borrowings	—	292
Payments on short-term borrowings	—	(5)
Payments on long-term borrowings	(10)	(188)
Financing-related costs	—	(4)
Purchases of common stock	(65)	(50)
Net cash flows associated with stock-based awards	(2)	2
Other financing activities, net	(1)	1
Cash used for financing activities	(78)	48
Increase in cash	7	160
Effect of exchange rate changes on cash	25	(20)
Cash at beginning of period	596	703
Cash at end of period	$628	$843

Cash at end of period reconciliation:
Cash and cash equivalents	$625	$840
Restricted cash	3	3
Cash at end of period	$628	$843

The following table reconciles net income to EBITDA, Adjusted EBITDA and segment Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended June 30,		Twelve Months Ended June 30, 2025	Six Months Ended June 30,		Year Ended December 31, 2024
	2025	2024		2025	2024
Net income	$110	$113	$448	$209	$152	$391
Interest expense, net	45	50	190	89	104	205
Provision for income taxes	33	43	105	63	63	105
Depreciation and amortization	74	68	288	144	136	280
EBITDA	262	274	1,031	505	455	981
Debt extinguishment and refinancing-related costs (a)	—	—	2	—	3	5
Termination benefits and other employee-related costs (b)	9	1	31	20	56	67
Acquisition and divestiture-related costs (c)	4	2	13	6	4	11
Site closure costs (d)	2	—	5	5	1	1
Foreign exchange remeasurement losses (e)	4	3	10	7	8	11
Long-term employee benefit plan adjustments (f)	3	2	10	6	5	9
Stock-based compensation (g)	8	8	27	13	14	28
Environmental charge (h)	—	—	—	—	4	4
Other adjustments (i)	—	1	(1)	—	—	(1)
Adjusted EBITDA	$292	$291	$1,128	$562	$550	$1,116
Net sales	$1,305	$1,351	$5,198	$2,567	$2,645	$5,276
Net income margin	8.4%	8.4%	8.6%	8.1%	5.7%	7.4%
Adjusted EBITDA margin	22.4%	21.5%	21.7%	21.9%	20.8%	21.2%

Segment Adjusted EBITDA:
Performance Coatings	$200	$223	$816	$397	$419	$838
Mobility Coatings	92	68	312	165	131	278
Total	$292	$291	$1,128	$562	$550	$1,116

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition-related diligence expenses associated with both consummated and unconsummated transactions, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(f)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(g)	Represents non-cash impacts associated with stock-based compensation.

(h)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(i)	Represents costs for certain non-operational or non-cash losses (gains), net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$110	$113	$209	$152
Less: Net income (loss) attributable to noncontrolling interests	1	1	1	(1)
Net income attributable to common shareholders	109	112	208	153
Debt extinguishment and refinancing-related costs (a)	—	—	—	3
Termination benefits and other employee-related costs (b)	9	1	20	56
Acquisition and divestiture-related costs (c)	4	2	6	4
Accelerated depreciation and site closure costs (d)	3	1	7	2
Environmental charge (e)	—	—	—	4
Other adjustments (f)	2	—	1	—
Amortization of acquired intangibles (g)	24	22	48	44
Total adjustments	42	26	82	113
Income tax provision impacts (h)	12	3	22	18
Adjusted net income	$139	$135	$268	$248
Adjusted diluted net income per share	$0.64	$0.61	$1.23	$1.12
Diluted weighted average shares outstanding	218.3	220.9	218.9	221.2

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition-related diligence expenses associated with both consummated and unconsummated transactions, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(f)	Represents costs for certain non-operational or non-cash losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(g)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.

(h)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were benefits of $3 million and $4 million and expenses of $2 million and $5 million for the three and six months ended June 30, 2025 and 2024, respectively.

The following table reconciles cash provided by operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024	2025	2024
Cash provided by operating activities	$26	$34	$142	$114	$168	$148
Purchase of property, plant and equipment	(43)	(22)	(45)	(23)	(88)	(45)
Interest proceeds on swaps designated as net investment hedges	3	3	4	4	7	7
Free cash flow	$(14)	$15	$101	$95	$87	$110

The following table reconciles income from operations to adjusted EBIT for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Income from operations	$193	$205	$369	$326
Other expense (income), net	5	(1)	8	7
Total	188	206	361	319
Debt extinguishment and refinancing-related costs (a)	—	—	—	3
Termination benefits and other employee-related costs (b)	9	1	20	56
Acquisition and divestiture-related costs (c)	4	2	6	4
Accelerated depreciation and site closure costs (d)	3	1	7	2
Environmental charge (e)	—	—	—	4
Other adjustments (f)	2	—	1	—
Amortization of acquired intangibles (g)	24	22	48	44
Adjusted EBIT	$230	$232	$443	$432

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition-related diligence expenses associated with both consummated and unconsummated transactions, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments and costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(f)	Represents costs for certain non-operational or non-cash losses, net, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(g)	Represents non-cash amortization expense for intangible assets acquired through business combinations or asset acquisitions.